Exhibit 10.1

ASSIGNMENT AND ASSUMPTION

Pursuant to the Termination Agreement (the “Termination Agreement”), dated as of the date hereof, between MSH Ventures, Inc. (“MSH”), CapRegen plc and Natural Biosciences Inc. (“NBI”), NBI has agreed to assign all of its rights under the Exclusive License Agreement (the “License Agreement”) dated as of December 1, 2008 between University of Cologne (“University”) and NBI, as well as all related good will and know how, to MSH or its designee (the “Assignment”).

For good and valuable consideration, the receipt of which is hereby acknowledged, MSH hereby designates Total Nutraceutical Solutions Inc. (“TNS”) as its designee for purposes of the Assignment.  TNS agrees to be bound by all the terms of the License Agreement and promptly to remit to University all past due amounts currently owed to University by NBI under the License Agreement and otherwise to perform NBI’s past due obligations thereunder, including making payment of the initial license payment under Section 5.1, covering all patent filing and maintenance expenses required under the License Agreement, promptly entering into a research Plan called for by the License Agreement and providing any past due reports or documentation.  TNS will also assume all of NBI’s obligations going forward under the License Agreement

In consideration for the Assignment, TNS has agreed with MSH, as follows:

1.

It shall promptly issue one million (1,000,000) share of unregistered shares of its common stock to MSH;

2.

Upon the issuance of the first patent in the United States or Europe of any product or technology covered by the License Agreement, TNS will issue an additional 500,000 unregistered shares of its common stock to MSH (subject to adjustment for stock splits, recapitalizations and the like);

3.

Upon the successful commercialization of any product or technology covered by the License Agreement, TNS will (i) issue an additional 500,000 unregistered shares of its common stock to MSH (subject to adjustment for stock splits, recapitalizations and the like) and (ii) grant to MSH a royalty equal to 2.5% of the Net Sales of any such product or technology (as Net Sales is customarily defined in licensing arrangements of this type); provided, however, that if TNS has sublicensed such products or technologies to a third party, such payment shall equal 20% of any sublicensing payments received by TNS from the sublicensee (in the form of payments of sublicensing or periodic maintenance fees, milestone payments or royalties).

TNS represents and warrants to MSH that his Assignment and Assumption has been duly approved by the disinterested members of its Board of Directors and represents the binding and enforceable obligation of TNS.

Dated:  October 26, 2009

MSH Ventures, Inc.

By: /s/  Marvin S. Hausman

Marvin S. Hausman, President

ACCEPTED AND AGREED:

TOTAL NUTRACUETICAL SOLUTIONS INC.

By: /s/  Marvin S. Hausman

Marvin S. Hausman

Chairman of the Board and CEO

Natural Biosciences Inc.

October 26, 2009

University of Cologne
Albertus-Magnus Platz
50924 Cologne Germany

Re: Assignment of Exclusive License Agreement

Ladies and Gentlemen:

Please be advised that, pursuant to the provisions of Section 17.6 of the Exclusive License Agreement (the "License Agreement") dated as of December 1, 2008 between University of Cologne ("University") and Natural Biosciences Inc. ("NBI"), NBI has assigned to Total Nutraceutical Solutions, Inc., a public company (US) of which Dr. Marvin Hausman is Chairman of the Board and Chief Executive Officer, all of its right, title and interest in and to the License Agreement.

Please confirm that the License Agreement remains in full force and effect. Additionally, assuming that TNS promptly makes the past due payments and performs the past due obligations of NBI referred to in the foregoing paragraph, University hereby waives any past breach by NBI of its obligations under the License Agreement.

Very truly yours,

NATURAL BIOSCIENCES INC.

By: [signature]
Marvin S. Hausman
Authorized Officer

cc: PROvendis GmbH
Dr. Dirk Grandemagen

ACKNOWLEDGED AND AGREED:

UNIVERSITY OF COLOGNE

By: [signature] im Auftrag
Name: J. Landvogt
Title: Leiterin der DFG-Verwaltung

Universität zu Köln
vertreten durch den Kanzler
dieser vertreten durch den
Kaufm. Leiter, Direktor des
Universitätsklinikums Köln (AöR)
50924 Köln

TOTAL NUTRACEUTICAL SOLUTIONS INC.

By: [signature]
Name: Marvin S. Hausman
Title: Chairman of the Board and CEO